UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 19, 2011

PAXTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Highway 50, Suite 2, Lake Village Professional Building, Stateline, NV 89449
Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

Luis Urroz Financing

On December 19, 2011, the Company entered into a subscription agreement with Luis Urroz, an accredited investor (“Urroz”), providing for the sale by the Company of an 8% convertible debenture in the principal amount of $10,000 (the “Urroz Debenture”) and a common stock purchase warrant to purchase 100,000 shares of the Company’s common stock (“Common Stock”) (the “Urroz Warrant”).

The Urroz Debenture matures on October 1, 2012 (the “Urroz Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the Urroz Maturity Date.  Urroz is permitted to convert the outstanding principal and accrued interest on the Urroz Debenture into Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

The Urroz Warrant has an exercise price of $0.15 per share of Common Stock and will be exercisable until December 31, 2016.  The Urroz Warrant can be exercised on a cashless basis.

Urroz agreed to restrict his ability to convert the Urroz Debenture and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by Urroz in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

John Reed Financing

On December 19, 2011, the Company entered into a subscription agreement with John Reed, an accredited investor (“Reed”), which was amended on December 23, 2011, providing for the sale by the Company of an 8% convertible debenture in the principal amount of $12,000 (the “Reed Debenture”) and a common stock purchase warrant to purchase 120,000 shares of Common Stock (the “Reed Warrant”).

The Reed Debenture matures on October 1, 2012 (the “Reed Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the Reed Maturity Date.  Reed is permitted to convert the outstanding principal and accrued interest on the Reed Debenture into Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

The Reed Warrant has an exercise price of $0.15 per share of Common Stock and will be exercisable until December 31, 2016.  The Reed Warrant can be exercised on a cashless basis.

Reed agreed to restrict his ability to convert the Reed Debenture and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by Reed in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

Asher Financing

On December 20, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc., an accredited investor (“Asher”), providing for the sale by the Company to Asher of an 8% convertible debenture in the principal amount of $35,000 (the “Asher Debenture”).

The Asher Debenture matures on September 22, 2012 (the “Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the Maturity Date.

Asher is permitted to convert, starting on June 17, 2012, the outstanding principal and accrued interest on the Asher Debenture into shares of Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

Asher agreed to restrict its ability to convert the Asher Debenture and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by Asher in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

ITEM 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

	10.01	Subscription Agreement, dated as of December 19, 2011, by and between Paxton Energy, Inc. and Luis Urroz
	10.02	Form of Convertible Promissory Note, issued December 19, 2011
	10.03	Form of Common Stock Purchase Warrant, issued December 19, 2011
	10.04	Subscription Agreement, dated as of December 19, 2011, by and between Paxton Energy, Inc. and John Reed
	10.05	First Amendment to Subscription Agreement, dated as of December 23, 2011, by and between Paxton Energy, Inc. and John Reed
	10.06	Form of Convertible Promissory Note, issued December 23, 2011
	10.07	Form of Common Stock Purchase Warrant, issued December 23, 2011
	10.08	Securities Purchase Agreement, dated as of December 20, 2011, by and between Paxton Energy, Inc. and Asher Enterprises, Inc.
	10.09	Form of Convertible Promissory Note, issued December 20, 2011

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAXTON ENERGY, INC.

Date: January 11, 2012	By: /s/ CHARLES F. VOLK, JR.
Charles F. Volk, Jr.
Chief Executive Officer